Exhibit 99.2

Q4 2016 Conference Call March 7, 2017

Forward - Looking Statements This presentation contains forward - looking statements concerning Atomera Incorporated (““ Atomera ,” the “Company,” “we,” “us,” and “our”). The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “w ould,” “project,” “plan,” “expect” and similar expressions that convey uncertainty of future events or outcomes are intended to iden tif y forward - looking statements. These forward - looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the “Risk Factors” section of our final prospectus dated August 5, 2016 filed with the SEC on Au gus t 8, 2016 (the “IPO Prospectus”). In light of these risks, uncertainties and assumptions, the forward - looking events and circumstances discussed in this presentation may not occur and actual results could differ materially and adversely from thos e anticipated or implied in our forward - looking statements. You should not rely upon forward - looking statements as predictions of future events. Although we believe that the expectations reflected in our forward - looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances described in the forward - looking statements will be achieved or occur. This presentation contains only basic information concerning Atomera . The Company’s filings with the Securities Exchange Commission, including the IPO Prospectus and its Quarterly Report on Form 10Q for the quarter ended September 30, 2016, include more information about factors that could affect the Company’s operating and financial results. We assume no obligati on to update information contained in this presentation. Although this presentation may remain available on the Company's website or elsewhere, its continued availability does not indicate that we are reaffirming or confirming any of the information conta ine d herein. 2 2

Customer Engagement Phases 3 3

Customer Progress At IPO: • 3 customers in evaluation 4 4

Customer Progress Q3 Earnings: • 2 new NDA’s • 1 customer in planning phase • 3 customers in evaluation • Customer interest increasing 5 5

Customer Progress Q4 Earnings: • 5 new NDA’s • 4 customers in planning phase • 1 new evaluation agreement • Entered into setup phase • 3 customers in evaluation • Time from interest to engagement improving Now engaged with 30% of the world’s top semiconductor makers* * source: 2017 McClean Report - Top 20 semiconductor sales leaders 6 6

1 2 Faster Results Readily Available Improves learning cycles to 15 - 20 per year from 1 - 3 per year 3 Shortening Time to Revenue EPI tool availability allows for uninterrupted customer activity and product improvements Simulation Confidence Reduces time and cost for customer process integration 7 7

Market Segment Strategies

Leading Analog	Mainstream	Leading Planar	3D
Analog, PMIC, RF	IoT, RF, Automotive	DRAM; Digital Processors	FinFET, Nanowire
Big Players: TSMC, TI, NXP, ST Micro	Big Players: TSMC, UMC, SMIC, Global Foundries	Big Players: TSMC, GF, Samsung, Hynix, Micron	Big Players: Intel, TSMC, Samsung, GF
Challenges Difficult to find new options for cost, performance, power improvements	**Challenges** Factories need to run at full capacity, but traditional redesign benefits happen during shrinks	**Challenges** Alternatives to planar transistors are both expensive and can affect product performance	**Challenges** FinFET cost, variability, manufacturability. Looking at exotic material solutions
Atomera solutions MST can lower die cost while improving other parameters	**Atomera solutions** MST allows fabs life extension by improving performance within node	**Atomera solutions** MST provides a low cost alternative to extend planar life	**Atomera solutions** MST is a low risk, silicon based technology that provides multiple benefits

180nm 130nm 90nm 65nm 40nm 28nm 16nm 14nm 10nm 7nm 5nm

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atomera

1 Leading Analog Mainstream Leading Planar 3D Analog, PMIC, RF IoT , RF, Automotive DRAM; Digital Processors FinFET , Nanowire Engagement Phase x Market Segment & Customer Engagement Status 180nm 130nm 90nm 65nm 40nm 28nm 16nm 14nm 10nm 7nm 5nm x x 2 3 4 5 6 x x x 9 9

Financials 10